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As filed with the Securities and Exchange Commission on July 2, 2003

Registration Number 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

COMPUTER HORIZONS CORP.

(Exact name of Registrant as specified in its charter)

New York (State or other jurisdiction of incorporation or organization)	7371 (Primary Standard Industrial Classification Code Number)	13-2638902 (I.R.S. Employer) Identification No.)

49 Old Bloomfield Avenue
Mountain Lakes, New Jersey 07046-1495
(973) 299-4000
(Address, including zip code and telephone number, including area code, of Registrant's principal executive offices)

William J. Murphy
Chief Executive Officer
Computer Horizons Corp.
49 Old Bloomfield Avenue
Mountain Lakes, New Jersey 07046-1495
(973) 299-4000
(Name, address, including zip code and telephone number, including area code, of agent for service)

Copies to:

R. Max Crane, Esq.
Jeffrey J. Fessler, Esq.
Sills Cummis Radin Tischman Epstein & Gross, P.A.
One Riverfront Plaza
Newark, New Jersey 07102-5400

        Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement

        If the only securities being registered on this Form are being offered pursuant to a dividend or interest reinvestment plans, please check the following box.    ☐

        If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

        If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.    ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share(1)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(3)

Common Stock, $.10 par value	658,996 Shares	$3.30	$1,816,347	$147

(1)
Highest price, excluding interest, to be payable per share in connection with the rescission offer covered by this registration statement. The price per share will range from $2.35 to $3.30, depending on the price originally paid by the offeree.

(2)
Aggregate purchase price, excluding interest, estimated to be payable if the rescission offer covered by this registration statement is accepted in full.

(3)
Calculated pursuant to Rule 457(i) on the basis of the amount at which such securities were sold.

        The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

We will amend and complete the information in this prospectus. Although we are permitted by U.S. federal securities laws to offer these securities using this prospectus, we may not sell them or accept your offer to buy them until the documentation filed with the Securities and Exchange Commission relating to these securities has been declared effective by the Securities and Exchange Commission. This prospectus is not an offer to sell these securities or our solicitation of your offer to buy these securities in any jurisdiction where that would not be permitted or legal.

PROSPECTUS

         Subject to Completion, Dated July 2, 2003

COMPUTER HORIZONS CORP.

RESCISSION OFFER

658,996 Shares of Common Stock

        The Company:

  •
  We are a strategic human capital management and professional services company with more than thirty-six years of experience, specifically in information technology.

  •
  Computer Horizons Corp., 49 Old Bloomfield Avenue, Mountain Lakes, New Jersey 07046-1495, (973) 299-4000

        Symbol and Market:

  •
  CHRZ/Nasdaq National Market

  •
  On June 30, 2003, the last reported sale price for our common stock on The Nasdaq National Market was $4.54 per share.

        The Rescission Offer:

  •
  We are offering to repurchase 658,996 shares of our common stock from persons who purchased those shares under our Employee Stock Purchase Plan during the period from April, 2001 through January, 2003.

  •
  The repurchase price for the shares subject to our rescission offer ranges from $2.35 to $3.30 per share, depending on the price paid by the offeree. The aggregate purchase price, excluding interest, estimated to be payable if the rescission offer is accepted in full is $1,816,347.

  •
  Expiration Date: August    , 2003.

    Our stock involves risk. See "Risk Factors" beginning on Page 4.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined whether this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

        You should rely only on the information contained in this document. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities. The information in this document may only be accurate as of the date of this document.

The date of this Prospectus is July    , 2003

TABLE OF CONTENTS

About this Prospectus	2
Forward-Looking Statements	2
Questions and Answers about our Rescission Offer	2
The Company	3
Risk Factors	4
Use of Proceeds	4
Our Rescission Offer	5
Where You Can Find More Information	10
Incorporation by Reference	10
Experts	11

ABOUT THIS PROSPECTUS

        You should rely only on the information contained in this prospectus and the documents incorporated by reference. We have not authorized anyone to provide you with information different from that contained in this prospectus. The information in this document may only be accurate on the date of this document.

        Unless the context otherwise requires, references in this prospectus to "we," "us" and "our" refer to Computer Horizons Corp. and its direct and indirect subsidiaries. To understand this offering fully, you should read this entire document carefully, as well as the documents identified in the section titled "Where You Can Find More Information."

FORWARD-LOOKING STATEMENTS

        The Private Securities Litigation Reform Act of 1995 (the "Act") provides a safe harbor for forward-looking statements made by us or on our behalf. We and our representatives may from time to time make written or oral statements that are "forward-looking," including statements contained in this prospectus and other filings with the Securities and Exchange Commission, reports to our stockholders and news releases. All statements that express expectations, estimates, forecasts or projections are forward-looking statements within the meaning of the Act. In addition, other written or oral statements which constitute forward-looking statements may be made by us or on our behalf. Words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates," "projects," "forecasts," "may," "should," variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in or suggested by such forward-looking statements. We undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. Among the important factors on which such statements are based are assumptions concerning the anticipated growth of the information technology industry, the continued need of current and prospective customers for the our services, the availability of qualified professional staff, and price and wage inflation.

QUESTIONS AND ANSWERS ABOUT OUR RESCISSION OFFER

Q:
Why are you making the rescission offer?

A:
The sale of shares covered by this rescission offer in connection with the purchase of shares under our Employee Stock Purchase Plan during the period from April, 2001 through January, 2003 did not comply with the Securities Act of 1933 because those stock sales were not registered under federal securities law and did not qualify for an exemption from registration. Under federal and state securities laws, the purchasers of those shares are entitled to rescind their purchases.

Q:
What will I receive if I accept the rescission offer?

A:
If you accept our rescission offer, we will repurchase the shares you hold that are subject to the rescission offer at the price per share you paid to us plus interest from the date of purchase.

Q:
When does the rescission offer expire?

A:
Our rescission offer expires on August    , 2003, 30 days after the effective date of this prospectus.

Q:
What do I need to do now to accept the rescission offer?

A:
You should complete, sign and date the accompanying Rescission Election Form and return it to us, together with your stock certificates for the shares you want us to repurchase, if such stock certificates are physically held by you, in the enclosed return envelope prior to the expiration date. If stock certificates are not physically held by you, only return the completed, signed and dated Rescission Election Form to us.

Q:
What happens if I don't return my Rescission Election Form?

A:
If you do not return your Rescission Election Form before the expiration date of our rescission offer, you will be deemed to have rejected our offer.

Q:
Can I change my mind after I have mailed my signed Rescission Election Form?

A:
Yes. You can change your decision about accepting or rejecting our rescission offer at any time before the expiration date. You can do this by completing and submitting a new Rescission Election Form.

Q:
Who can help answer my questions?

A:
You can call either David Corcoran at (973) 299-4058 or Susan Muller at (973) 299-4085 with any questions about the rescission offer.

THE COMPANY

        We are a strategic human capital management and professional services company with more than thirty-six years of experience, specifically in information technology. As a systems integration and managed services company, we enable companies to maximize technology investments. By leveraging our IT services' business and proprietary technology through Chimes, our wholly-owned subsidiary, we are enabling our Global 2000 customer base to align and integrate business planning with human resource management across an enterprise's business functions.

        We market solutions to existing and potential clients with the objective of becoming a preferred provider of comprehensive information technology services and solutions for such clients. We believe that the range of services and solutions that we offer, combined with our proprietary Chimes technology, provides us with competitive advantages in the information technology marketplace.

        Our clients primarily are Global 2000 companies with significant information technology budgets and recurring staffing needs. In 2002, we provided information technology services to 905 clients. During 2002, our largest client accounted for 6% of our consolidated revenues. We offer our clients a broad range of business and technical services as an outsourcer and systems integrator capable of providing complex total solutions. This total solutions approach comprises proprietary software and tools, proven processes and methodologies, tested project management practices and resource management and procurement programs.

        Our principal executive offices are located at 49 Old Bloomfield Avenue, Mountain Lakes, New Jersey 07046-1495, and our telephone number is (973) 299-4000.

RISK FACTORS

        The "Miscellaneous" section within our Amendment No. 1 to Schedule TO-I, filed on January 8, 2003 is incorporated by reference into this Registration Statement on Form S-3.

USE OF PROCEEDS

        We will not receive any proceeds from the rescission offer.

OUR RESCISSION OFFER

Background

        From April, 2001 through January, 2003 we sold 658,996 shares of our common stock pursuant to our Employee Stock Purchase Plan at prices ranging from $2.35 to $3.30 per share. These stock sales were not exempt from registration or qualification under federal and New Jersey state securities laws as discussed below. As a result, we failed to comply with the registration requirements of federal and New Jersey state securities laws because we did not register or qualify these stock issuances under either federal or New Jersey state securities laws. We used the proceeds from these sales for general corporate purposes.

        Generally, the statute of limitations for noncompliance with the requirement to register securities under the Securities Act of 1933 is one year. Accordingly, the shares that were purchased pursuant to our Employee Stock Purchase Plan during the prior 12 months and before the effectiveness of our registration statement on Form S-8 filed on March 28, 2003 are subject to rescission under federal securities laws.

        Stock sales under our Employee Stock Purchase Plan also failed to meet the qualification requirements of New Jersey state securities laws. We were unable to rely on the exemption provided by Section 49:3-50(b)(9) of the New Jersey Uniform Securities Law because these shares were issued to more than 10 persons in a 12 month period. Generally, the statute of limitations for noncompliance with New Jersey blue sky laws is two years. Accordingly, the shares that were purchased pursuant to our Employee Stock Purchase Plan during the prior 2 years of stock sales before the effectiveness of our registration statement on Form S-8 filed on March 28, 2003 are subject to rescission under New Jersey state securities laws.

Rescission Offer and Price

        Because the sale of our common stock through the Employee Stock Purchase Plan, as described above, did not comply with federal and New Jersey state securities laws, the purchasers of those shares may be able to assert claims against us. In an effort to reduce the risk of claims being made against us in the future or if made, the amount of potential liability, we are offering to rescind the purchase of these shares. Our rescission offer is not a waiver by us of any applicable statutes of limitations.

        Federal law does not mandate that interest be paid in this offer nor does it provide a specific interest rate to be used in connection with the calculation of the rescission price. However, most states require interest be paid in connection with offerings comparable to our rescission offer at defined statutory rates. The majority of persons that are eligible to accept our rescission offer reside in New Jersey, where the statutory interest rate is currently 6%. In the absence of a required federal rate of interest and based on the large concentration of rescission offerees residing in New Jersey, we have elected to provide for an interest rate to be used to calculate the rescission price of 6% per annum, from the date of purchase through the expiration of our rescission offer.

        While no assurance can be given as to the level at which the common stock will trade in the future, persons entitled persons entitled to our rescission offer should consider that on June 30, 2003, the closing sale price for our common stock was $4.54 per share. Persons entitled to our rescission offer are urged to obtain current quotations of the market price of our common stock on The Nasdaq Stock Market, Inc. (Symbol: CHRZ).

        Based upon the purchase price and number of shares purchased through the plan since April, 2001, the payment which would be received with respect to a significant portion of the shares would be less than $4.54 per share (the last sale price of our common stock as reported by the Nasdaq National Market on June 30, 2003). As a result, a significant number of the holders of the shares may be able to sell their shares in the open market at prices higher than the price we are offering to pay in this rescission offer and we therefore expect that many recipients of this offer will not elect rescission. To the extent that a recipient of this offer purchased shares of common stock through the Employee Stock Purchase Plan at less than the current market price, the decision to elect rescission should be carefully considered.

        For those persons that elect to accept our rescission offer and who currently own shares of our common stock which had been acquired pursuant to our Employee Stock Purchase Plan during the period from April, 2001 through January, 2003, we will repurchase the shares subject to our rescission offer for the price paid per share plus interest at the rate of 6% per annum from the date of purchase through the expiration of our rescission offer.

        In addition, we will pay to each person who has previously sold one or more shares of our common stock which had been acquired through our Employee Stock Purchase Plan during the period from April, 2001 through January, 2003, and who elects to accept our rescission offer, an amount for each share equal to the price paid per share plus interest at the rate of 6% per annum from the date of purchase through the expiration of our rescission offer less the proceeds from the sale of such shares.

Acceptance

        You may accept our rescission offer, either in whole or in part by:

  •
  completing and signing the Rescission Election Form accompanying this prospectus, and

  •
  delivering the certificates representing the shares being repurchased to us on or before the close of business on August     , 2003.

        All acceptances of the rescission offer will be deemed to be effective on the expiration date of the rescission offer. Unless you accept the rescission offer before the expiration date, your right to accept the rescission offer will terminate. You can revoke your acceptance or rejection of our rescission offer prior to the expiration date. You can do this by completing and submitting a new Rescission Election Form that is received by us prior to the expiration date.

        Persons that have already sold shares subject to our rescission offer must enclose with the Rescission Election Form proof reasonably satisfactory to us evidencing the bona fide sale of such shares to a third party, including the sale price for such shares. Satisfactory proof of the sale price of such shares may take the form of a canceled check or a receipt from the broker, dealer or other person conducting such sale. The sale price may have been paid in either cash or property. If the sale price was paid in property, the price will be deemed to be the fair market value of such property at the time of the sale. If the proof of the sale price is not reasonably satisfactory to us, we may require additional proof. In addition, we may require evidence that any sale of such shares was a bona fide transfer to a third party. Finally, we may require that an improperly completed Rescission Election Form be properly completed and returned to us.

        Payment for securities as to which the rescission offer has been accepted will be made within five business days after the expiration date.

Other Terms and Conditions

        We have not retained nor do we intend to retain any person to make solicitations or recommendations to you in connection with our rescission offer.

        Unless extended by us, our rescission offer will expire at 5:00 p.m., Eastern daylight time, August     , 2003, 30 days after the effective date of this prospectus.

        If a Rescission Election Form fully completed and executed in pertinent part is not received by the expiration date from those persons actually receiving notice of the rescission offer through this prospectus, the rescission offer will be deemed to have been rejected by such offerees.

        Neither we nor our officers or directors may make any recommendations to you with respect to our rescission offer. We urge you to read this prospectus carefully and to make an independent evaluation with respect to the rescission offer.

        If you decide to accept our rescission offer and intend to use the mail to return your stock certificates to us, we recommend that you use insured registered mail, return receipt requested.

Effect of Rescission Offer

        Our purpose in making the rescission offer is to extinguish or reduce our contingent liabilities under federal and state securities law. It is unclear whether the rescission offer will terminate our liability, if any, for failure to register the issuance of the shares that are subject to the rescission offer with the Securities and Exchange Commission under the Securities Act of 1933. The staff of the Securities and Exchange Commission takes the position that a person's federal right of rescission may survive the rescission offer. Nevertheless, there have been certain instances in which a court has held that non-acceptance of a rescission offer terminated a company's liability for rescission damages under federal law. Each person is urged to consider this possibility with respect to our rescission offer. Generally, the statute of limitation for non-compliance with the requirement to register securities under the Securities Act of 1933 is one year. Statutes of limitations under state laws vary by state, with the limitation time period under many state statutes typically not beginning until the facts giving rise to a violation are known. The above discussion does not relate to the antifraud provisions of applicable securities laws or rights under common law or equity.

        The shares subject to the rescission offer held by persons who choose not to accept the rescission offer will, for purposes of applicable federal and state securities law, be registered securities as of the expiration date of the rescission offer and, unless held by persons who may be deemed to be "affiliates" of us, will be freely tradable in the public market at such time subject to the vesting rights under any stock restriction agreement with us and any resale restrictions under lock-up agreements with the underwriters for our initial public offering. Those shares held by our affiliates will be subject to certain restrictions on resale provided in Rule 144 under the Securities Act of 1933.

Funding of the rescission offer

        We will fund any payments required under our rescission offer from a portion of our working capital.

Use of common stock repurchased in our rescission offer

        The shares of our common stock purchased by us pursuant to our rescission offer, if any, will become treasury shares, and will be available for use by us pursuant to our Employee Stock Purchase Plan or general corporate purposes.

Material Federal Income Tax Considerations

        Set forth below is a discussion of certain United States federal income tax considerations relating to our rescission offer. The discussion is based on existing provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury regulations promulgated thereunder, published revenue rulings and revenue procedures of the Internal Revenue Service ("IRS"), applicable legislative history, and judicial decisions. All such authorities are subject to change at any time, either prospectively or retroactively, and any such change could materially affect the federal income tax consequences described below.

        This discussion does not deal with all of the United States federal income tax consequences of our rescission offer that may be relevant to a person in light of that person's particular circumstances, or to persons subject to special rules, such as dealers in securities, foreign persons, persons who are subject to the alternative minimum tax, persons who are not individuals, and persons holding shares that are subject to hedging, conversion or constructive sale transactions. The discussion assumes that a person holds the shares subject to our rescission offer as capital assets, or, as to a person who accepts our rescission offer with respect to our shares previously sold by such person, held such sold shares as capital assets. The federal income tax law applicable to our rescission offer is unclear, and we have received neither an opinion of counsel nor a ruling from the IRS on the tax consequences of our rescission offer. The IRS is not precluded from asserting a position contrary to that summarized in this discussion or otherwise recharacterizing the transaction in whole or in part. FOR ALL OF THESE REASONS, ALL PERSONS CONSIDERING OUR RESCISSION OFFER SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES TO THEM OF OUR RESCISSION OFFER, INCLUDING THE APPLICABILITY AND POTENTIAL APPLICABILITY OF FEDERAL, STATE, LOCAL AND FOREIGN TAX LAWS AND PROPOSED TAX LAWS.

Share redemptions

        For United States federal income tax purposes, we intend to treat share purchases pursuant to our rescission offer as a taxable redemption of shares with a redemption price equal to the amount paid by us for such shares (including in the redemption price the portion of the payment equal to the amount of interest on the original purchase price of such shares). Assuming our treatment of our rescission offer as a redemption of shares is correct, the redemption will be treated as a sale or exchange for federal income tax purposes if it (a) results in a "complete redemption" of the person's interest in our stock under Section 302(b)(3) of the Code; (b) is "substantially disproportionate" with respect to the person under Section 302(b)(2) of the Code; or (c) is "not essentially equivalent to a dividend" with respect to the person under Section 302(b)(1) of the Code. These three tests, which are more fully described below, are collectively referred to herein as the "Redemption Tests." The Redemption Tests are applied on a person-by-person basis. If a redemption does not satisfy any of the Redemption Tests, the payment of the proceeds from the sale will be treated as a distribution. Because the Redemption Tests are applied independently to each person, it is possible that some persons accepting our rescission offer will be subject to sale or exchange treatment and others will receive distribution treatment. BECAUSE THE APPLICATION OF THE REDEMPTION TESTS IS APPLIED ON A PERSON-BY-PERSON BASIS, ALL PERSONS CONSIDERING OUR RESCISSION OFFER SHOULD CONSULT THEIR OWN TAX ADVISORS IN CONNECTION WITH THE POSSIBLE FEDERAL INCOME TAX TREATMENT THAT MAY APPLY IN THEIR PARTICULAR CASE.

        In determining whether any of the Redemption Tests are satisfied, a person must take into account not only shares that are actually owned, but also shares which are constructively owned under Section 318 of the Code. Under Section 318, a person may constructively own shares actually owned, and in some cases constructively owned, by certain related individuals or entities and shares that it has the right to acquire by exercise of an option, warrant or a conversion right. Contemporaneous or related transactions in our stock or stock options may also affect the Redemption Tests.

        The redemption will result in a "complete redemption" of all the shares owned by a person if either (a) all of the shares actually and constructively owned by such person are sold pursuant to our rescission offer or (b) all of the shares actually owned by a person are sold pursuant to our rescission offer and the person is eligible to waive and effectively waives constructive ownership of shares under procedures described in Section 302(c) of the Code.

        The redemption will be "substantially disproportionate" with respect to a person if (a) the percentage of our voting stock owned by the person immediately after the redemption (taking into account all shares purchased by us pursuant to our rescission offer) equals less than 80 percent of the percentage of our voting stock owned by such person immediately before the redemption; (b) the percentage of our common stock (whether voting or nonvoting stock) owned by the person after the redemption (taking into account all shares purchased by us pursuant to our rescission offer) equals less than 80 percent of the percentage of our common stock owned by the person immediately before the redemption; and (c) such person after the redemption owns less than 50 percent of the total combined voting power of all classes of our stock entitled to vote (taking into account all shares purchased by us pursuant to our rescission offer).

        The redemption will satisfy the "not essentially equivalent to a dividend" test with respect to a person if, in light of the person's particular circumstances (including the person's relative interest in our stock), its sale of shares pursuant to our rescission offer results in a "meaningful reduction" of its interest in our stock (taking into account all shares purchased by us pursuant to our rescission offer). This test may be satisfied irrespective of the person's failure to satisfy the complete redemption or substantially disproportionate tests.

        If the redemption qualifies for sale or exchange treatment with respect to a particular person under one or more of the Redemption Tests, such person will have capital gain or loss equal to the difference between the amount received by such person pursuant to our rescission offer (including the portion of such amount equal to the interest on the original purchase price of the shares) and such person's tax basis in the shares. Such gain or loss will be short-term or long-term depending on whether such person held the shares for one year or less, or more than one year, at the time of the redemption.

        If the redemption fails to qualify for sale or exchange treatment with respect to particular person, the gross proceeds received by such person pursuant to our rescission offer will be characterized as a dividend distribution to the extent of our accumulated and current earnings and profits (on a pro rata basis with other persons whose redemptions fail to so qualify). Under the recently enacted Jobs and Growth Tax Relief Reconciliation Act of 2003, dividends received by individuals in 2003 generally will be subject to tax at a reduced rate of 15% (5% for lower income individuals). The portion, if any, of the proceeds received by such person pursuant to our rescission offer in excess of the amount treated as a dividend will be treated first as a tax-free recovery of the person's basis in the redeemed shares and then as capital gain from a sale or exchange. Under current rules, a person who receives proceeds that are taxed as a dividend should generally be able to transfer any unrecovered tax basis in the redeemed shares to any of our shares retained by such person, or possibly to shares constructively owned by such person if such person retains none of our shares. Under proposed rules that will not be effective until promulgated in final Treasury regulations, such unrecovered basis would not be transferred to any other shares, but instead generally would give rise to a capital loss, either at the time of the redemption pursuant to our rescission offer, or at a later time, depending on the person's particular circumstances. The loss would be short-term or long-term depending on the person's holding period for the shares at the time of the redemption, even if the loss could not be taken under the proposed rules until a later time.

Payments with respect to sold shares

        We believe that the amount paid to a person with respect to our shares previously sold by such person (including the portion of the payment equal to the amount of interest on the original purchase price of such shares) will be capital gain at least to the extent of any losses incurred by such person on such prior sales, although any payment in excess of such prior losses may be taxable as ordinary income. To the extent the payment is taxable as capital gain, such gain should be short-term or long-term depending on the holding period for the previously sold shares.

Backup withholding

        Under the United States federal income tax backup withholding rules, 28% of the gross proceeds payable to a person pursuant to our rescission offer must be withheld and remitted to the United States Treasury unless such person (i) is an exempt recipient that, if required, establishes its right to an exemption or (ii) provides its taxpayer identification number, certifies that it is not currently subject to backup withholding, and otherwise complies with applicable requirements of the backup withholding rules. A person may generally avoid backup withholding by furnishing a completed Substitute Form W-9 included as part of the election form. Backup withholding is not an additional tax; any amount withheld under these rules will be creditable against the United States federal income tax liability of the person subject to the withholding, and may entitle such person to a refund provided that the required information is furnished to the IRS.

        THE PRECEDING DISCUSSION IS INTENDED ONLY AS A SUMMARY OF CERTAIN UNITED STATES INCOME TAX CONSEQUENCES OF THE RESCISSION OFFER AND DOES NOT PURPORT TO BE A COMPLETE ANALYSIS OR DISCUSSION OF ALL POTENTIAL TAX EFFECTS RELEVANT THERETO. THUS, COMPUTER HORIZONS SHAREHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE RESCISSION OFFER, INCLUDING TAX RETURN REPORTING REQUIREMENTS, THE APPLICABILITY AND EFFECT OF FOREIGN, FEDERAL, STATE, LOCAL, AND OTHER APPLICABLE TAX LAWS AND THE EFFECT OF ANY PROPOSED CHANGES IN THE TAX LAWS.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file with the SEC at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The SEC maintains a website at www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. In addition, we maintain a website at www.computerhorizons.com and make available free of charge on this website our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC.

        We have filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933. This prospectus does not contain all of the information set forth in the registration statement, certain parts which are omitted in accordance with the rules and regulations of the SEC. For further information, please refer to the registration statement.

INCORPORATION BY REFERENCE

        The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. Statements made in this prospectus as to the contents of any contract, agreement or other documents are not necessarily complete, and, in each instance, we refer you to a copy of such document filed as an exhibit to the registration statement, of which this prospectus is a part, or otherwise filed with the SEC. The information incorporated by reference is considered to be part of this prospectus. When we file information with the SEC in the future, that information will automatically update and supersede this information.

        We incorporate by reference herein our documents listed below and any future filings we make with the Securities and Exchange Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities

Exchange Act of 1934 until this rescission offer is completed (other than Current Reports on Form 8-K containing only Regulation FD disclosure furnished under Item 9 or Item 12 of Form 8-K and exhibits relating to such disclosures, unless otherwise specifically stated in any such Current Report or Form 8-K):

  (i)
  Our Schedule TO-I filed on December 24, 2002;

  (ii)
  Amendment No. 1 to Schedule TO-I filed on January 8, 2003;

  (iii)
  Our Annual Report on Form 10-K for the fiscal year ended December 31, 2002;

  (iv)
  Our definitive Proxy Statement filed on April 10, 2003;

  (v)
  Our revised definitive Proxy Statement filed on May 13, 2003;

  (vi)
  Our Current Report on Form 8-K filed on June 4, 2003;

  (vii)
  Our Current Report on Form 8-K filed on April 30, 2003,

  (viii)
  Our Current Report on Form 8-K filed on April 29, 2003;

  (ix)
  Our Current Report on Form 8-K filed on March 13, 2003;

  (x)
  Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2003; and

  (xi)
  The description of our common stock contained in our Form 8-A filed on July 7, 1989.

        We will provide, upon written or oral request, to each person to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. You may request a copy of these filings, at no cost, by writing us at Computer Horizons Corp., 49 Old Bloomfield Avenue, Mountain Lakes, New Jersey 07046-1495, or telephoning us as (973) 299-4000.

        You should rely only on the information contained in or incorporated by reference in this prospectus and any supplements to this prospectus. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should not assume that the information provided in this prospectus or incorporated by reference in this prospectus is accurate as of any date other than the date on the front of this prospectus or the date of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

EXPERTS

        The consolidated financial statements of Computer Horizons Corp. appearing in Computer Horizons Corp.'s Annual Report on Form 10-K for the year ended December 31, 2002 have been audited by Grant Thornton LLP, independent auditors, as set forth in their reports thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 14.    OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

        The following table sets forth an estimate of the costs and expenses payable by Computer Horizons Corp. in connection with the rescission offer described in this registration statement. All of the amounts shown are estimates except the Securities and Exchange Commission ("SEC") registration fee:

Securities and Exchange Commission Registration Fee	$147
Printing	3,000
Accounting Services	10,000
Legal Fees	15,000
Transfer Agent Fees	2,000
Miscellaneous	$2,853

Total	$33,000

ITEM 15.    INDEMNIFICATION OF OFFICERS AND DIRECTORS

        Article 7 of the Business Corporation Law of the State of New York, in general, allows a corporation to indemnify its officers and directors against any judgment, fine, settlement and reasonable expenses incurred in any non-derivative civil or criminal action, or against any settlement and reasonable expenses in any derivative civil action, if the officer or director acted in good faith and for a purpose he reasonably believed to be in, or not opposed to, the best interests of the corporation. In the case of a criminal action, the officer or director must have had no reasonable cause to believe that his conduct was unlawful. Partial indemnification is allowed in cases where the officer or director was partially successful in defeating the claim. Such Article establishes procedures for determining whether the standard of conduct has been met in the particular case, for timely notification to shareholders, for prepayment of expenses and for payment pursuant to a court order or as authorized by disinterested directors or the shareholders. Article 7 also provides that it is not exclusive of any other rights to which an officer or director may be entitled under the certificate of incorporation or the bylaws or a corporation or pursuant to an agreement, resolution of shareholders or resolution of directors which are authorized by the certificate of incorporation or the bylaws of a corporation; provided that no indemnification may be made if a judgment or other final adjudication adverse to the officer or director establishes that his acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled.

        Article Ninth of the Company's Certificate of Incorporation provides for the indemnification of directors and officers of the Company against any liability they may incur in their capacities as such to the fullest extent permitted by the New York Business Corporation Law.

        We have an insurance policy that insures our directors and officers, within the limits and subject to the limitations of the policy, against certain expenses in connection with the defense of actions, suits or proceedings, and certain liabilities that might be imposed as a result of such actions, suits or proceedings, to which they are parties by reason of being or having been directors or officers.

ITEM 16.    EXHIBITS

23.2	Consent of Grant Thornton LLP, Independent Public Accountants.
24.1	Power of Attorney (Included on Page II-3).
99.1	Rescission Election Form
99.2	Form of Letter to Rescission Offer Recipients

ITEM 17.    UNDERTAKINGS

(a)
The undersigned Registrant hereby undertakes:

        (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i)  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

           (ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

        (2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3)   To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mountain Lakes, State of New Jersey, on this 30th day of June, 2003.

COMPUTER HORIZONS CORP. (Registrant)
By:	/s/ WILLIAM J. MURPHY William J. Murphy President and Chief Executive Officer

POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William J. Murphy and Michael C. Caulfield and each of them singly, as true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign the Registration Statement filed herewith and any or all amendments to said Registration Statement (including post-effective amendments and registration statements filed pursuant to Rule 462 and otherwise), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents the full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys- in-fact and agents or any of them, or his substitute, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ WILLIAM J. MURPHY William J. Murphy	President, Chief Executive Officer and Director (Principal Executive Officer)	June 30, 2003
/s/ MICHAEL J. SHEA Michael J. Shea	Vice President and Chief Financial Officer (Principal Financial Officer)	June 30, 2003
/s/ KRISTIN EVINS Kristin Evins	Controller (Principal Accounting Officer)	June 30, 2003

/s/ WILLIAM M. DUNCAN William M. Duncan	Director	June 30, 2003
/s/ WILLIAM J. MARINO William J. Marino	Director	June 30, 2003
/s/ EARL L. MASON Earl L. Mason	Chairman of the Board	June 30, 2003
Karl L. Meyer	Director
Robert A. Trevisani	Director

INDEX TO EXHIBITS

Exhibit	Description
23.2	Consent of Grant Thornton LLP, Independent Public Accountants.
24.1	Power of Attorney (Included on Page II-3).
99.1	Rescission Election Form
99.2	Form of Letter to Rescission Offer Recipients

QuickLinks

TABLE OF CONTENTS
ABOUT THIS PROSPECTUS
FORWARD-LOOKING STATEMENTS
QUESTIONS AND ANSWERS ABOUT OUR RESCISSION OFFER
THE COMPANY
RISK FACTORS
USE OF PROCEEDS
OUR RESCISSION OFFER
WHERE YOU CAN FIND MORE INFORMATION
INCORPORATION BY REFERENCE
EXPERTS
PART II INFORMATION NOT REQUIRED IN THE PROSPECTUS
SIGNATURES
POWER OF ATTORNEY
INDEX TO EXHIBITS